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                                  Exhibit 99.5
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                         COMMERCIAL FEDERAL CORPORATION
                 1996 STOCK OPTION AND INCENTIVE PLAN COMMITTEE

                        NOTICE OF RESTRICTED STOCK AWARD
                        --------------------------------

     WHEREAS, the Board of Directors of Commercial Federal Corporation (the "Company") has previously adopted the Commercial Federal Corporation 1996 Stock Option and Incentive Plan (the "Plan"), and

     WHEREAS, the Board of Directors of the Company has previously appointed Directors ________________, ____________________ and ____________________ as
members of the Commercial Federal Corporation 1996 Stock Option and Incentive Plan Committee (the "Committee") pursuant to the terms of the Plan; and

     WHEREAS, the Plan became effective on November 19, 1996 upon its receipt of stockholder approval, and Paragraph 10 of the Plan provides that the Committee may grant restricted stock awards to employees and directors.

     PLEASE TAKE NOTICE, that the following individual be granted a restricted stock award under the Plan ("Restricted Stock Award"), effective __________ ___, 19__:

                                      Number of Shares Subject to
          Recipient                     Restricted Stock Award
          ---------                     ----------------------

     ----------------------                -----------------


     AND BE IT FURTHER RESOLVED, that such Restricted Stock Award shall vest according to the following schedule:
                                                 Percentage of Total Shares
      Years of Continuous Employment          Subject to Restricted Stock Award
     After Date of Restricted Stock Award           Which Will be Vested
     ------------------------------------     ---------------------------------

     Upon Grant

     1 year but less than 2 years

     2 years but less than 3 years

     3 years but less than 4 years

     4 years but less than 5 years

     5 years or more
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     AND BE IT FURTHER RESOLVED, that the Restricted Stock Award specified herein shall be subject to the restrictions and other provisions of Paragraph 10 of the Plan.

Date of Notice:

             , 199
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                                   COMMERCIAL FEDERAL CORPORATION
                                   1996 STOCK OPTION AND INCENTIVE PLAN
                                   COMMITTEE

                                   By:
                                       -------------------------------
                                       Its Chairman